SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2012

CHINA GREEN MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15683	88-0381646
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

No. 1 Yantai Third Road, Centralism Area, Haping Road Harbin Economic and Technological Development Zone Harbin, Heilongjiang Province, People’s Republic of China 150060
(Address of principal executive offices) (Zip Code)

86-451-5175-0888
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant’s Certifying Accountant

On March 27, 2012 Simon & Edward, LLP resigned from its position as the principal independent accountant for China Green Material Technologies.

Simon & Edward, LLP was engaged as principal independent accountant on July 13, 2011.  Simon & Edward, LLP did not render an audit report on any of China Green Material Technologies’ financial statements.  Simon & Edward, LLP did not, during the period from July 13, 2011 to March 27, 2012, advise China Green Material Technologies of any of the enumerated items described in Item 304(a)(1)(iv) or 304(a)(1)(v) of Regulation S-K.

China Green Material Technologies and Simon & Edward, LLP have not, during China Green Material Technologies’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Simon & Edward, LLP’s satisfaction, would have caused Simon & Edward, LLP to make reference to the subject matter of the disagreement in connection with its reports.

China Green Material Technologies has requested Simon & Edward, LLP to furnish a letter addressed to the Securities Exchange Commission stating whether or not Simon & Edward, LLP agrees with the statements in this Form 8-K.  A copy of the letter is filed as an exhibit to this 8-K.

Item 9.01.  Financial Statements and Exhibits

Exhibits

16.1	Letter from Simon & Edward, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN MATERIAL TECHNOLOGIES, INC.

Dated: April 2, 2012	By:/s/ Zhonghao Su
      Zhonghao Su
      Chief Executive Officer